UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

On December 13, 2018, Conformis, Inc. (the “Company”) entered into a Fifth Amendment (the “Amendment”) to the Loan and Security Agreement dated January 6, 2017 (as previously amended, the “Loan and Security Agreement”) with Oxford Finance LLC (“Oxford”).

The Amendment, among other things, reduces the revenue milestones under the Loan and Security Agreement that apply beginning in January 2019, grants the Company the option to prepay $15 million of the $30 million in term loans advanced under the Loan and Security Agreement and reduces the Company’s restricted cash covenant to $5 million.

Except as modified by the Amendment, all terms and conditions of the Loan and Security Agreement remain in full force and effect. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 13, 2018, the Company prepaid $15 million aggregate principal amount of the $30 million in term loans under the Loan and Security Agreement, together with accrued and unpaid interest thereon and a pro rata prepayment fee.

Item 8.01	Financial Statements and Exhibits.

On December 13, 2018, the Company issued a press release announcing certain business updates.

The Company announced it plans to continue to execute its new product development programs focusing on the Conformis Hip System, iTotal G3 and cementless Press Fit knee. In the second half of 2019, the Company expects to achieve full commercial launch of its Conformis Hip System, as well as the limited commercial release of its iTotal G3 total knee. The Company also remains on track to deliver the limited commercial release of its cementless knee offering in early 2020.

The Company has selectively identified opportunities to expand its distribution in certain international markets. The expansion into other international markets is intended to help offset the sales weakness the Company is experiencing in Germany.

In December 2018, the Company reduced its personnel base, resulting in a reduction of approximately 10% of its total workforce. The Company expects to incur employee severance charges and other exit costs of approximately $700,000 in the fourth quarter of 2018 and generate annual personnel expense savings in excess of $4 million in 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Loan and Security Agreement by and between Conformis, Inc. and Oxford Finance LLC

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including statements about the anticipated timing of its product launches, and its financial position and results, ability to achieve profitability, total revenue, product revenue, gross margin, operations and operating expenses, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the forecasts disclosed in its forward-looking statements, and undue reliance should not be placed on forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements made by the Company as a result of a variety of risks and uncertainties, including whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods anticipated; risks related to the Company’s estimates and expectations regarding its revenue, gross margin, expenses, revenue growth and other results of operations; risks related to the impact of the Company’s reduction in force; risks associated with the Company’s ability or inability to satisfy loan covenants; and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: December 14, 2018	By:	/s/Paul S. Weiner
Paul S. Weiner
Chief Financial Officer